Exhibit 99.1

Biometric Safeguarded Electronic Medical Records Protected by SmartMetric Biometrics

Privacy and Portability the Big Headache for Providers of Digital Medical Records; Problem Solved Using the SmartMetric MedicalKeyring t.m.

BAY HARBOR, FL--(Marketwire - Nov 14, 2012) - Is your medical privacy being protected while providing 24/7 access to your vital medical records whenever and wherever you may need them? SMARTMETRIC, INC. (OTCQB: SMME) today announces the release of an electronic medical records storage product that will allow for the capture and storage of a person's complete medical history and files giving medical care givers instant access to a patient's vital medical history. The President and CEO of SmartMetric, Inc. M/s Chaya Hendrick, speaking from the company's manufacturing center in Buenos Aires, Argentina, said today that the SmartMetric medical history storage product is a plug and play device that will allow Doctors to gain valuable medical information so prompt and often life saving treatment can be started immediately when a patient arrives at an emergency room or clinic.

If the patient is unconscious then the device has an emergency on off button that will display on the device the person's medical condition, medication the patient is taking and quantities. Also included is the patient's blood type, allergies if any and any other important medical information that would assist any Doctor in providing immediate life saving treatment. After the patient has been stabilized then he or she is able to swipe their fingerprint on the medical keyring fingerprint sensor and hand it over to the attending Doctor. The Doctor then simply takes the portable electronic medical records device to any computer, say at the nurses' station, and plug it into the computer USB port and up on the screen will pop up access to the patients complete medical history.

The Company President & CEO, M's Chaya Hendrick said today the wonderful thing about this portable device is that it is designed to plug and play on a PC. It does not need special software to be installed on the hospital's computer nor does it need special training as the user interface is intuitive allowing for easy to follow menus that will provide rapid access to the patient's complete medical files.

No matter where in the World the patient may travel they will have the security of knowing that if anything happens they will be secure in knowing that their full medical history is with them. And also secure in knowing that this information is held on their own computer storage system that no one else can access or get use of. Access is only granted after the owner of his or her medical information swipes their fingerprint over the SmartMetric, Inc. Fingerprint sensor.

The SmartMetric Keyring Medical Records system gives the user absolute portability while not exposing sensitive patient record information to hackers or others who would like to get a hold of a person's private medical history.

The SmartMetric fingerprint activated Health Insurance Card with complete medical history stored inside the card and is only accessible after patient swipes their finger over the fingerprint sensor and a positive fingerprint match is made.

About SmartMetric

The SmartMetric, Biometric Card Computer provides powerful computing with large memory capacity in a revolutionary size that has taken more than 10 years of research and development. Using the latest in sub micro technology electronics, the company has achieved a level of miniaturization that allows it to release a solution of portable computing power that, combined with SmartMetric's biometric fingerprint in-card scanning technology, is so revolutionary it will change the way business is done and information is handled across a broad range of industries. For further information please go to the SmartMetric website: www.smartmetric.com

Safe Harbor Statement

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors.

Contact Information

Company Contact:
SmartMetric, Inc.
Ms. Chaya Hendrick
ceo@smartmetric.com
Direct: (786) 269.2238

Investor Relations
Jeff Hart
(516) 317.8811

Public Relations
Olga
(917) 715.0329